Exhibit 21

SUBSIDIARIES 1
OF
VAIL RESORTS, INC.

NAME	STATE OF INCORPORATION / FORMATION	DOING BUSINESS AS
ARRABELLE AT VAIL SQUARE, LLC	Colorado
AVON PARTNERS II LIMITED LIABILITY COMPANY	Colorado
BEAVER CREEK ASSOCIATES, INC.	Colorado
BEANO AT BEAVER CREEK, INC.
HAY MEADOW AT BEAVER CREEK, INC.
LATIGO AT BEAVER CREEK, INC.
MCCOY PARK AT BEAVER CREEK, INC.
RED TAIL AT BEAVER CREEK, INC.
SPRUCE SADDLE RESTAURANT, INC.
STRAWBERRY PARK AT BEAVER CREEK, INC.

BEAVER CREEK CONSULTANTS, INC.	Colorado
BEAVER CREEK FOOD SERVICES, INC.	Colorado	GUNDER’S
BRECKENRIDGE RESORT PROPERTIES, INC.	Colorado	BRECKENRIDGE RESORT PROPERTIES
BRECKENRIDGE TERRACE, LLC	Colorado
BRYCE CANYON LODGE COMPANY	Colorado	BRYCE CANYON NATIONAL PARK LODGE COMPANY
COLTER BAY CAFÉ COURT, LLC	Wyoming
COLTER BAY CONVENIENCE STORE, LLC	Wyoming
COLTER BAY CORPORATION	Wyoming
COLTER BAY GENERAL STORE, LLC	Wyoming
COLTER BAY MARINA, LLC	Wyoming
CRYSTAL PEAK LODGE OF BRECKENRIDGE, INC.	Colorado
DELIVERY ACQUISITION, INC.	Colorado
EAGLE PARK RESERVOIR COMPANY	Colorado
FOREST RIDGE HOLDINGS, INC.	Colorado
GILLETT BROADCASTING, INC.	Delaware
GORE CREEK PLACE, LLC	Colorado
GRAND TETON LODGE COMPANY	Wyoming
GROS VENTRE UTILITY COMPANY	Wyoming
HEAVENLY VALLEY, LIMITED PARTNERSHIP	Nevada	HEAVENLY MOUNTAIN RESORT
HUNKIDORI LAND COMPANY, LLC	Colorado
JACKSON HOLE GOLF AND TENNIS CLUB, INC.	Wyoming
JACKSON HOLE GOLF AND TENNIS CLUB SNACK SHACK, LLC	Wyoming
JACKSON LAKE LODGE CORPORATION	Wyoming
JENNY LAKE LODGE, INC.	Wyoming
JENNY LAKE STORE, LLC	Wyoming
JHL&S LLC	Wyoming
KEYSTONE CONFERENCE SERVICES, INC.	Colorado
KEYSTONE DEVELOPMENT SALES, INC.	Colorado
KEYSTONE FOOD AND BEVERAGE COMPANY	Colorado	ALPENTOP DELI, INC. THE CROW'S NEST, INC.
KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY	Colorado	KEYSTONE CENTRAL RESERVATIONS, INC. KEYSTONE MOUNTAIN RESERVATIONS, INC. KEYSTONE PROPERTY MANAGEMENT, INC.
KEYSTONE/INTRAWEST, LLC	Delaware	KEYSTONE REAL ESTATE DEVELOPMENTS
KEYSTONE/INTRAWEST REAL ESTATE, LLC	Colorado
LA POSADA BEVERAGE SERVICE, LLC	Delaware
LARKSPUR RESTAURANT & BAR, LLC	Colorado
LODGE PROPERTIES, INC.	Colorado	THE LODGE AT VAIL
LODGE REALTY, INC.	Colorado
MESA VERDE LODGE COMPANY	Colorado
MOUNTAIN THUNDER, INC.	Colorado
NATIONAL PARK HOSPITALITY COMPANY	Colorado
ONE RIVER RUN, LLC	Colorado
ONE SKI HILL PLACE, LLC	Colorado
PROPERTY MANAGEMENT ACQUISITION CORP., INC.	Tennessee	ROCKY MOUNTAIN RESORT LODGING COMPANY
RCR VAIL, LLC	Colorado
ROCKRESORTS ARRABELLE, LLC	Colorado
ROCKRESORTS CHEECA, LLC	Delaware
ROCKRESORTS CORDILLERA LODGE COMPANY, LLC	Colorado
ROCKRESORTS EQUINOX, INC.	Vermont
ROCKRESORTS HOTEL JEROME, LLC	Colorado
ROCKRESORTS INTERNATIONAL, LLC	Delaware
ROCKRESORTS INTERNATIONAL MANAGEMENT COMPANY	Colorado
ROCKRESORTS LAPOSADA, LLC	Delaware
ROCKRESORTS ROSARIO, LLC	Delaware
ROCKRESORTS SKI TIP, LLC	Colorado
ROCKRESORTS (ST. LUCIA) INC.	St. Lucia
ROCKRESORTS TEMPO, LLC	Florida
ROCKRESORTS THIRD TURTLE, LTD.	Turks & Caicos Islands
ROCKRESORTS WYOMING, LLC	Wyoming
ROCKRESORTS, LLC	Delaware
SLIFER SMITH & FRAMPTON/VAIL ASSOCIATES REAL ESTATE, LLC	Colorado
SOHO DEVELOPMENT, LLC	Colorado
SSV HOLDINGS, INC.	Colorado
SSI VENTURE, LLC	Colorado	SPECIALTY SPORTS VENTURE LLC SPECIALTY SPORTS NETWORK BREEZE, INC. BREEZE SKI RENTALS, INC. BREEZE SKI & SPORT
STAGECOACH DEVELOPMENT, LLC	Nevada
STAMPEDE CANTEEN, LLC	Wyoming
TCRM COMPANY	Delaware
TENDERFOOT SEASONAL HOUSING, LLC	Colorado
TETON HOSPITALITY SERVICES, INC.	Wyoming
THE CHALETS AT THE LODGE AT VAIL, LLC	Colorado	THE LODGE AT VAIL CHALETS
THE VAIL CORPORATION	Colorado
ARROWHEAD ALPINE CLUB
AVAIL ADVENTURE OUTFITTERS, LTD.
BACHELOR GULCH CLUB
BACHELOR GULCH, INC.
BEAVER CREEK CLUB
PASSPORT CLUB
PRATER LANE PLAY SCHOOL
RED SKY GOLF CLUB
RED SKY GOLF CLUB GUEST CLUBHOUSE PRO SHOP
RED SKY GOLF CLUB MEMBER PRO SHOP
THE PASSPORT CLUBHOUSE AT GOLDEN PEAK
THE YOUNGER GENERATION, INC.
VAIL ASSOCIATES, INC.
VAIL CONSULTANTS, INC.
VAIL RESORTS MANAGEMENT COMPANY
VAIL SNOWBOARD SUPPLY

THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.	Tennessee
TIMBER TRAIL, INC.	Colorado
VA RANCHO MIRAGE I, INC.	Colorado
VA RANCHO MIRAGE II, INC.	Colorado
VA RANCHO MIRAGE RESORT, L.P.	Delaware
VAIL ASSOCIATES HOLDINGS, LTD.	Colorado
VAIL ASSOCIATES INVESTMENTS, INC.	Colorado	WARREN LAKES VENTURE, LTD.
VAIL ASSOCIATES REAL ESTATE, INC.	Colorado
VAIL FOOD SERVICES, INC.	Colorado
FOX HOLLOW GOLF COURSE CLUBHOUSE, INC.
GOLDEN PEAK GRILL
GOLDEN PEAK RESTAURANT AND CANTINA, INC.
IN THE DOG HAUS INC.
ONE ELK RESTAURANT, INC.
SALSA'S, INC.
THE LIONS DEN BAR & GRILL
TWO ELK RESTAURANT, INC.
VAIL MOUNTAIN DINING COMPANY
WILDWOOD SMOKEHOUSE, INC.

VAIL HOLDINGS, INC.	Colorado
APRES LOUNGE, INC.
AVON AT BEAVER CREEK, INC.
AVON-VAIL COMPANY
BEAVER CREEK ADVERTISING AGENCY, INC.
BEAVER CREEK RESERVATION SERVICE, INC.
BEAVER CREEK SKI AND SPORTS, INC.
BEAVER CREEK SKI AREA, INC.
BEAVER CREEK SKI CORPORATION
BEAVER CREEK SKIING CORPORATION
BEAVER CREEK SKI PATROL, INC.
BEAVER CREEK SKI RENTAL, INC.
BEAVER CREEK SKI REPAIR, INC.
BEAVER CREEK SKI RESORT, INC.
BEAVER CREEK SKI SCHOOL, INC.
BEAVER CREEK SKI SERVICE, INC.
BEAVER CREEK SKI SHOPS, INC.
BEAVER CREEK SPORTING GOODS, INC.
BEAVER CREEK SPORT SHOP, INC.
BEAVER CREEK SPORTS, INC.
BEAVER CREEK VACATION RESORT, INC.
GAME CREEK CLUB, INC.
LODGE AT BEAVER CREEK, INC.
THE INN AT BEAVER CREEK, INC.
THE ENCLAVE RESTAURANT, INC.
THE INN AT BEAVER CREEK, INC.
TRAIL'S END BAR, INC.
VAIL ASSOCIATES DEVELOPMENT CORPORATION
VAIL/BEAVER CREEK CENTRAL RESERVATIONS
VAIL-BEAVER CREEK COMPANY
VAIL BEAVER CREEK REAL ESTATE, INC.
VAIL MOUNTAIN CLUB, INC.
VAIL MOUNTAIN RESORT AND CONFERENCE CENTER, INC.
VAIL MOUNTAIN RESORT, INC.
VAIL PRODUCTIONS, INC.
WILDWOOD SHELTER, INC

VAIL HOTEL MANAGEMENT COMPANY, LLC	Colorado
VAIL RESORTS DEVELOPMENT COMPANY	Colorado	VAIL ASSOCIATES REAL ESTATE GROUP, INC.
VAIL RESORTS LODGING COMPANY	Delaware	VAIL RESORTS HOSPITALITY
VAIL RR, INC.	Colorado
VAIL SUMMIT RESORTS, INC.	Colorado
BEAVER CREEK VILLAGE TRAVEL, INC.
BRECKENRIDGE HOSPITALITY
BRECKENRIDGE LODGING & HOSPITALITY
BRECKENRIDGE MOUNTAIN RESORT,INC.
BRECKENRIDGE SKI RESORT
BRECKENRIDGE SKI RESORT CORPORATION
BRECKENRIDGE SKI RESORT, INC.
COLORADO VACATIONS, INC.
KEYSTONE RESORT
KEYSTONE RESORT, INC.
KEYSTONE TRAVEL
RESERVATIONS FOR THE SUMMIT
ROCKY MOUNTAIN RESORT RESERVATIONS
ROCKY MOUNTAIN RESORT VACATIONS
ROCKY MOUNTAIN SKI CONSOLIDATORS
VAIL/BEAVER CREEK CENTRAL RESERVATIONS, INC.
VAIL/BEAVER CREEK RESERVATIONS, INC.
VAIL/BEAVER CREEK TRAVEL, INC.

VAIL TRADEMARKS, INC.	Colorado
VAIL/ARROWHEAD, INC.	Colorado
VAIL/BEAVER CREEK RESORT PROPERTIES, INC.	Colorado	ARROWHEAD PROPERTY MANAGEMENT COMPANY, INC. BACHELOR GULCH PROPERTY MANAGEMENT COMPANY, INC. BEAVER CREEK RESORT PROPERTIES BEAVER CREEK TENNIS CENTER, INC. TRAPPER'S CABIN, INC.
VAMHC, INC.	Colorado
VR HEAVENLY CONCESSIONS, INC.	California
VR HEAVENLY I, INC.	Delaware
VR HEAVENLY II, INC.	Delaware
VR HOLDINGS, INC.	Colorado
ZION LODGE COMPANY	Colorado
1 Includes only those entities owned 50% or greater.